Exhibit (j)(1)













            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 24 to File No. 33-41913; Amendment No. 25 to File No. 811-06367) of Gabelli Equity Series Funds, Inc. of our report dated November 19, 2007 included in the 2007 annual report to shareholders.

                                            /s/ Ernst & Young LLC


Philadelphia, Pennsylvania
January 25, 2008




                                      C-10